AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 17, 1997
                                                    REGISTRATION NO. __________

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                 AMENDMENT NO. 2 TO
                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                             CROSSMANN COMMUNITIES, INC.
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              INDIANA                                      35-1880120
   (STATE OR OTHER JURISDICTION                         (I.R.S. EMPLOYER
 OF INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)

                        9202 NORTH MERIDIAN STREET, SUITE 300
                            INDIANAPOLIS, INDIANA  46260
                                   (317) 843-9514
       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                     OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                       JOHN B. SCHEUMANN CHAIRMAN OF THE BOARD
                             AND CHIEF EXECUTIVE OFFICER
                             CROSSMANN COMMUNITIES, INC.
                        9202 NORTH MERIDIAN STREET, SUITE 300
                             INDIANAPOLIS, INDIANA  46204
                                    (317) 843-9514
                  (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                  NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                      COPIES TO:

                                STEVEN K. HUMKE, ESQ.
                              ICE MILLER DONADIO & RYAN
                            ONE AMERICAN SQUARE, BOX 82001
                          INDIANAPOLIS, INDIANA  46282-0002



Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the

Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           CALCULATION OF REGISTRATION FEE

                                       PROPOSED MAXIMUM      AMOUNT OF
 TITLE OF SHARES TO    AMOUNT TO BE   AGGREGATE OFFERING   REGISTRATION
    BE REGISTERED       REGISTERED         PRICE(1)           FEE(1)

 Common Shares, no
 par value                62,276        $ 1,085,937.75         $ 330


    (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457, based on the average of the high and low prices reported for Crossmann Communities, Inc. Common Shares on the Nasdaq-National Market System, on September 5, 1997.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
    SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                 62,276 COMMON SHARES

                              CROSSMANN COMMUNITIES, INC.



    This Prospectus relates to the public offering by Donald L. Cutter (the "Selling Shareholder") of up to 62,276 Common Shares, no par value (the "Shares") of Crossmann Communities,-SM- Inc., an Indiana corporation (the "Company"). The Shares were originally issued to the Selling Shareholder as the sole shareholder of Cutter Homes, Ltd. ("Cutter Homes") in connection with the merger of Cutter Homes with a wholly-owned subsidiary of the Company effective as of June 13, 1997. The Company will not receive any of the proceeds from the sale of Shares by the Selling Shareholder. The Shares are quoted on the Nasdaq National Market System under the symbol "CROS.".



    SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THE PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SHARES OFFERED HEREBY.



       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
           AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR
               HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                  SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                   ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                        TO THE CONTRARY IS A CRIMINAL OFFENSE.



    Any Shares sold by the Selling Shareholders will be sold from time to time in transactions effected by or through broker's or in transactions directly with a market maker at prevailing market prices. On September 11, 1997, the last reported sale price of the Common Shares was $18.75 per share.

    The expenses incident to the preparation and filing of the registration statement of which this Prospectus is a part have been paid by the Company. All other expenses associated with the offer and sale of the Shares to the public including brokers' fees, selling commissions and placement fees, if any, will be paid by the Selling Shareholder. As of the date of this Prospectus, the Selling Shareholder has no agreement with any broker or dealer with respect to the sale of the Shares.


                  The date of this Prospectus is September 12, 1997.

                                AVAILABLE INFORMATION


    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained at prescribed rates by writing the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site, located at http://www.sec.gov, that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission. The Common Shares are listed on the Nasdaq National Market System, and reports, proxy statements and other information concerning the Company may also be inspected at the offices of the Nasdaq National Market System, 1735 K Street, N.W., Washington, D.C. 20006-1506.

    Unless the context otherwise requires, references herein to the "Company" include the Company and its direct and indirect subsidiaries.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this Prospectus and shall be deemed to be a part hereof:

    1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 000-22562).

    2. The Company's Quarterly Report on Form 10-Q for the period ended March 31, 1997 (File No. 000-22562).

    3. The Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997 (File No. 000-22562).

    4. The Company's Current Report on Form 8-K, dated May 13, 1997 (File No. 000-22562).

    5. The information set forth under the caption "Description of Common Shares to be Registered" contained in the Company's Form 8-A Registration Statement filed pursuant to Section 12(g) of the Exchange Act on October 12, 1993, registration number 0-22562, including any amendments or reports which update such description.

    6. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (other than exhibits to the information that are incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to Jennifer A. Holihen, Chief Financial Officer, Treasurer and Secretary, Crossmann Communities, Inc., at the Company's principal executive offices, 9202 N. Meridian St., Suite 300, Indianapolis, Indiana 46260, telephone number
(317) 843-9514. Persons requesting copies of exhibits to such documents that were not specifically incorporated by reference in such documents will be charged for the costs of reproduction and mailing.

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY INFERENCE THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.


                                       COMPANY

    The Company develops, constructs and markets single family homes in nine markets in Indiana, Ohio and Kentucky. The Company targets primarily first-time and move-up home buyers. The principal executive offices of the Company are located at 9202 North Meridian Street, Indianapolis, Indiana 46260. The Company's telephone number is (317) 843-9514.


                                     RISK FACTORS

    THIS PROSPECTUS CONTAINS CERTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT WHICH REPRESENT THE COMPANY'S EXPECTATIONS OR BELIEFS, INCLUDING, BUT NOT LIMITED TO, STATEMENTS CONCERNING INDUSTRY PERFORMANCE, THE COMPANY'S OPERATIONS, PERFORMANCE, FINANCIAL CONDITION, GROWTH AND ACQUISITION STRATEGIES AND MARGINS AND GROWTH IN SALES OF THE COMPANY'S PRODUCTS. FOR THIS PURPOSE, ANY STATEMENT CONTAINED IN THIS PROSPECTUS THAT IS NOT A STATEMENT OF HISTORICAL FACT MAY BE DEEMED TO BE A FORWARD-LOOKING STATEMENT. THESE STATEMENTS BY THEIR NATURE INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES, CERTAIN OF WHICH ARE BEYOND THE COMPANY'S CONTROL, AND ACTUAL RESULTS MAY DIFFER MATERIALLY DEPENDING ON A VARIETY OF IMPORTANT FACTORS, INCLUDING THOSE DESCRIBED BELOW UNDER THIS "RISK FACTORS" SECTION.

    GENERAL ECONOMIC, REAL ESTATE AND OTHER CONDITIONS. The Company's financial performance is significantly affected by changes in national and local economic and other conditions, including employment levels, interest rates, availability of financing, consumer confidence and housing demand. The majority of the homes in the Company's product lines are targeted to first-time home buyers who often obtain financing under programs sponsored by the Federal Housing Administration ("FHA") and the Veterans Administration ("VA"). These programs enable buyers to purchase homes with lower down payments than conventional mortgage lenders and allow participants to direct a larger percentage of their incomes toward housing expenses. As these programs generally require the buyer to have a reliable source of income to qualify for financing, the Company's financial performance also is dependent upon a low unemployment rate. Any reduction in the scope or funding of FHA/VA mortgage programs or an increase in the unemployment rate could have a material adverse affect on the Company's business, financial condition and results of operations.
Additionally, if mortgage interest rates increase and the ability of prospective buyers to finance home purchases is adversely affected thereby, the Company's business, financial condition and results of operations may be materially adversely affected.

    In addition, the Company's operations are subject to various risks, many of which are outside the control of the Company, including (i) competitive overbuilding, (ii) availability and cost of building lots, (iii) availability and cost of materials and labor, (iv) adverse weather conditions, (v) changes in government regulations, including regulations concerning the environment, zoning, building design and density requirements and (vi) increases in real estate taxes and other local government fees. The Company generally does not pass on cost increases to customers who have signed purchase contracts. Therefore, an increase in its cost of operations as a result of one or a combination of these factors could have a material adverse effect on the Company's business, financial condition and results of operations.

    GEOGRAPHIC CONCENTRATION AND RISKS INHERENT IN EXPANSION. The Company's operations are currently focused principally in Indianapolis, Indiana and its surrounding areas, including Lafayette, Fort Wayne and Columbus, Indiana. The Company also has operations in Columbus, Cincinnati and Dayton, Ohio and Louisville and Lexington, Kentucky and intends to expand into Memphis, Tennessee and other markets. Adverse general economic conditions in any of these markets could have a material adverse effect upon the Company's business, financial condition and results of operations.

    Growth in the Company's revenues and earnings will depend in part on the Company's ability to expand into other geographic areas. Expansion by the Company involves elements of risk not found in its current business operations. New markets may prove to be less stable and may involve delays, problems and expenses not typically found by the Company in its existing markets. The success of the Company's expansion plans will be dependent upon, among other things, identifying favorable acquisition candidates, successfully integrating and managing operations in new markets, developing relationships with local contractors and suppliers, acquiring and developing land and hiring additional personnel. While the Company has acquired two homebuilders in the last eighteen months, there can be no assurance that the Company will be able to identify other attractive acquisition candidates or that any future acquisitions will be successful.

    COMPETITION.   The development and sale of residential properties is highly competitive. The Company competes in the sale of homes with other homebuilders and with the resale market for existing homes. The Company competes with other homebuilders on the basis of a number of interrelated factors, including location, reputation, amenities, design, quality and price. The Company competes against local, regional and national homebuilders, some of which have greater financial and other resources than the Company. The Company competes with these homebuilders for both undeveloped land and developed lots upon which it can build homes. As a result, the Company has historically experienced lower operating margins and sales in the early stages of operations in a new market. The Company also competes for home sales with individual resales of existing homes and condominiums. The resale market for existing homes is attractive for home buyers because buyers can generally take occupancy of their homes more quickly and resale homes are often less expensive and are generally located in established neighborhoods. The Company attempts to meet this competition from the home resale market by offering benefits which this market cannot provide, notably the latest design features, the flexibility to select interior and exterior finishes, new home warranties and more desirable locations from which to choose a home site.

    DEPENDENCE ON KEY PERSONNEL. The Company's success depends to a significant extent on a number of key employees, including Mr. John B. Scheumann, the Chairman of the Board and Chief Executive Officer of the Company, and Mr. Richard H. Crosser, the President and Chief Operating Officer of the Company. Neither Mr. Scheumann nor Mr. Crosser is subject to an employment or non-competition agreement. The Company's ability to implement its business strategy is substantially dependent upon its ability to attract and retain skilled personnel. There can be no assurance that the Company will be successful in attracting and retaining such personnel. The loss of the services of one or more key employees, including Messrs. Scheumann and Crosser, or the failure to attract and retain qualified employees could have a material adverse effect on the Company's business, financial condition and results of operations.

    LOCATING AND ACQUIRING SUITABLE LAND. The Company's operating strategy is premised on the purchase of undeveloped land and developed lots at competitive prices. Factors beyond the Company's control, including inflation, zoning and density requirements and competition, can have an adverse effect on the ability of the Company to purchase land at prices suitable for the profitable development of communities targeted to the first-time and first move-up home buyer. Moreover, there can be no assurance that the Company will be successful in acquiring suitable land for development in additional markets. If the Company is unable to locate and acquire suitable land which it can profitably develop, its business, financial condition and results of operations could be materially adversely affected.

    GOVERNMENT REGULATIONS AND ENVIRONMENTAL MATTERS. The housing industry and the Company are subject to increasing local, state and federal statutes, ordinances, rules and regulations concerning zoning, resource protection, building design, construction and similar matters, including local regulations which impose restrictive zoning and density requirements in order to limit the number of residences that can eventually be built within the boundaries of a particular location. Furthermore, in developing a project the Company must obtain the approval of numerous governmental authorities regulating such matters as permitted land uses and levels of density and the installation of utility services such as electricity, water and waste disposal.

    The length of time necessary to obtain permits and approvals increases the carrying cost of unimproved property acquired for the purpose of development and construction. In addition, the continued effectiveness of permits already granted is subject to factors such as changes in policies, rules and regulations and their interpretation and application. Such regulation affects construction activities and may result in delays, cause the Company to incur substantial compliance costs and prohibit or severely restrict development in certain environmentally sensitive regions or areas. To date, the governmental approval processes discussed above have not had a material adverse effect on the Company's development activities. In addition, because the Company purchases land contingent upon necessary zoning, restrictive zoning issues also have not had a material adverse effect on the Company's development activities. However, there is no assurance that these and other restrictions will not adversely affect the Company's development activities and thus its business, financial condition and results of operations in the future.

    The Company generally will condition its obligation to purchase land on, among other things, an environmental review of the land. However, there can be no assurance that the Company will not incur material liabilities relating to the removal of toxic wastes or other environmental matters affecting land owned by the Company or land which the Company no longer owns. To date, the Company has not incurred any liability related to the removal of toxic wastes or other environmental matters and to its knowledge has not acquired any land with environmental problems; however, there can be no assurance that the Company will not incur such liabilities or acquire land with environmental problems in the future. If the Company is liable for the removal of toxic wastes or other environmental matters, its business, financial condition and results of operations could be materially adversely affected.

    FLUCTUATIONS IN QUARTERLY OPERATING RESULTS. The Company has experienced in the past, and expects to experience in the future, fluctuations in quarterly operating results. The Company typically does not commence significant construction on a home before a sales contract has been executed. A significant percentage of the Company's sales contracts are executed during the first four months of the year. Construction of a home typically requires three months and, with weather delays that often occur during late winter and early spring, may take somewhat longer. As a result, the Company historically has experienced higher revenues and operating income during the third and fourth quarters of the calendar year.

    CONTROL RELATIONSHIPS. Messrs. Scheumann and Crosser have voting control of approximately 37.2% of the outstanding Shares. As a result, they are able to exercise significant influence over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. This control of the Company could preclude or make it more difficult to effect an acquisition of the Company which is not on terms acceptable to Messrs. Scheumann and Crosser.

    EFFECT OF ANTI-TAKEOVER PROVISIONS. The Company's Amended and Restated Articles of Incorporation ("Articles") authorize the Company's Board to issue, without shareholder approval, up to ten million preferred shares with such rights and preferences as the Board may determine in its sole discretion. The Company's Employee Stock Option Plan and Outside Director Stock Option Plan provide that all outstanding options vest and become immediately exercisable upon a merger of the Company or a similar transaction. Certain provisions of Indiana law could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of the Company. Further, certain provisions of Indiana law impose various procedural and other requirements that could make it more difficult for shareholders to effect certain corporate actions. The foregoing provisions could discourage an attempt by a third party to acquire a controlling interest in the Company without the approval of the Company's management even if such third party were willing to purchase Shares at a premium over the then market price.

    SUBSEQUENT OFFERINGS. The Company may, in the future, register additional Shares for sale to the public. Such offerings could have a material adverse effect on the market price of the Shares.

    NO CASH DIVIDENDS. The Company has not paid cash dividends on its Shares since its initial public offering in October 1993. The Company anticipates that future earnings will be retained to finance the continuing development of its business and does not anticipate paying cash dividends on its Shares in the foreseeable future. The Company is party to credit agreements with noteholders and commercial banks which prohibit the payment of cash dividends on the Shares without the lenders' consent.

                                   USE OF PROCEEDS

    The Shares of the Company being offered hereby were issued by the Company to the Selling Shareholder as the sole shareholder of Cutter Homes in connection with the merger of Cutter Homes with a wholly-owned subsidiary of the Company effective as of June 13, 1997. The Selling Shareholder will offer Shares as principal for his own account. The Company will not receive any of the proceeds from such sale.


                                 SELLING SHAREHOLDER

    The following table sets forth certain information regarding the beneficial ownership of the Shares as of the effective date of this Prospectus. The Company believes that Mr. Cutter has sole voting and investment power with respect to the Shares listed below. Since the Selling Shareholder may sell all or some of the Shares, no estimate can be made of the aggregate amount of the Shares which will be owned by the Selling Shareholder upon completion of the offering to which this Prospectus relates.

                  SHARES BENEFICIALLY   COMMON SHARES    PERCENTAGE OWNED
                    OWNED PRIOR TO       REGISTERED      AFTER SALE OF ALL
NAME                   OFFERING          HEREUNDER   SHARES REGISTERED HEREUNDER
                  -------------------
                  NUMBER      PERCENT
                  ------      -------

Donald L. Cutter  62,276    less than 1%   62,276                   0%

                                 PLAN OF DISTRIBUTION

    All Shares sold by the Selling Shareholder will be sold from time to time in transactions effected by or through brokers or in transactions directly with a market maker at prevailing market prices. As of the date of this Prospectus, the Selling Shareholder had no agreement with any broker or dealer with respect to the sale of the Shares. Brokers and dealers participating in the sale of the Shares may receive customary commissions or discounts for their services. The Selling Shareholder has executed a Lockup Agreement with the Company in connection with the Company's public offering of Common Shares pursuant to Registration Statement on Form S-2, Registration Number 333-33809, pursuant to which he has agreed that he will not sell any Shares during the 180 day period beginning on August 11, 1997 (the "Lockup Period") except in certain limited circumstances, including with the prior written consent of McDonald and Company Securities, Inc. McDonald and Company Securities, Inc. has given its permission for the Selling Shareholders to sell up to 25,500 Shares during the Lockup Period.


                                    LEGAL MATTERS

    Certain legal matters relating to the issuance of the Shares have been passed upon for the Company by Ice Miller Donadio & Ryan.


                                   MATERIAL CHANGES

    On or about September 17, 1997, the Company anticipates closing a public offering of up to 2,788,750 Common Shares for sale to the public.


                 LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

    As permitted by the Indiana Business Corporation Law, the Articles of the Company require the Company to indemnify its officers and directors from certain liabilities, if the officer or director acted in good faith and in a manner he reasonably believed, in the case of conduct in his official capacity, was in the best interests of the Company, and in all other cases, was not opposed to the best interests of the Company, and, with respect to any criminal proceeding, the officer or director had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful. The Articles further provide that the Company may advance to its officers and directors expenses incurred in connection with proceedings against them for which they may be indemnified, if the Company receives a written affirmation from such officer or director of his good faith belief that he met the standard of conduct described above and that he will repay all advanced expenses if it is ultimately determined that he did not meet such standard of conduct. As permitted by the Articles, the Company maintains directors' and officer's insurance. At present, the Company is not aware of any pending or threatened litigation or proceeding involving an officer, director, employee or agent of the Company in which indemnification would be required or permitted. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

    ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The Company will bear the entire cost of the estimated expenses, as set forth in the following table, in connection with the distribution of the securities covered by this Registration Statement.

    SEC registration fee                                 $  330
    Legal fees and expenses                              $2,000

    Accounting fees and expenses                         $1,500
                                                         ------
    Miscellaneous                                        $    0
         Total                                           $3,830
                                                         ------

    ITEM 15.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Indiana Business Corporation Law ("IBCL"), the provisions of which govern the Registrant, empowers an Indiana corporation to indemnify present and former directors, officers, employees or agents or any person who may have served at the request of the corporation as a director, officer, employee or agent of another corporation ("Eligible Persons") against liability incurred in any proceeding, civil or criminal, in which the Eligible Person is made a party by reason of being or having been in any such capacity, or arising out of his status as such, if the individual acted in good faith and reasonably believed that (a) the individual was acting in the best interests of the corporation, or
(b) if the challenged action was taken other than in the individual's official capacity as an officer, director, employee or agent, the individual's conduct was at least not opposed to the corporation's best interests, or (c) if in a criminal proceeding, either the individual had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful.

    The IBCL further empowers a corporation to pay or reimburse the reasonable expenses incurred by an Eligible Person in connection with the defense of any such claim, including counsel fees; and, unless limited by its articles of incorporation, the corporation is required to indemnify an Eligible Person against reasonable expenses if he is wholly successful in any such proceeding, on the merits or otherwise. Under certain circumstances, a corporation may pay or reimburse an Eligible Person for reasonable expenses prior to final disposition of the matter. Unless a corporation's articles of incorporation otherwise provide, an Eligible Person may apply for indemnification to a court which may order indemnification upon a determination that the Eligible Person is entitled to mandatory indemnification for reasonable expenses or that the Eligible Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances without regard to whether his actions satisfied the appropriate standard of conduct.

    Before a corporation may indemnify any Eligible Person against liability or reasonable expenses under the IBCL, a quorum consisting of directors who are not parties to the proceeding must (1) determine that indemnification is permissible in the specific circumstances because the Eligible Person met the requisite standard of conduct, (2) authorize the corporation to indemnify the Eligible Person and (3) if appropriate, evaluate the reasonableness of expenses for which indemnification is sought. If it is not possible to obtain a quorum of uninvolved directors, the foregoing action may be taken by a committee of two or more directors who are not parties to the proceeding, special legal counsel selected by the Board or such a committee, or by the shareholders of the corporation.

    In addition to the foregoing, the IBCL states that the indemnification it provides shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of the articles of incorporation or bylaws, resolution of the board of directors or shareholders, or any other authorization adopted after notice by a majority vote of all the voting shares then issued and outstanding. The IBCL also empowers an Indiana corporation to purchase and maintain insurance on behalf of any Eligible Person against any liability asserted against or incurred by him in any capacity as such, or arising out of his status as such, whether or not the corporation would have had the power to indemnify him against such liability.

    Reference is made to Article 8 of the Amended and Restated Articles of Incorporation of the Registrant concerning indemnification of directors, officers, employees and agents.

    The Registrant may obtain directors' and officers' liability insurance, the effect of which will be to indemnify the directors and officers of the corporation and its subsidiaries against certain losses caused by errors, misleading statements, wrongful acts, omissions, neglect or breach of duty by them or any matter claimed against them in their capacities as directors and officers.

    The Registrant also carries liability insurance covering officers and directors. There is a deductible of $1.0 million per claim payable by the Company and the policy has an aggregate $5.0 million limit of liability per year. The policy contains certain exclusions including, but not limited to, certain claims by shareholders.

    ITEM 16.  EXHIBITS

    The list of exhibits is incorporated herein by reference to the Index to Exhibits on pages E-1.

    ITEM 17.  UNDERTAKINGS

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    ITEM 18.  FINANCIAL STATEMENTS AND SCHEDULES

    No financial statements or schedules are required to be filed as a part of this registration statement.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on September 16, 1997.

                            CROSSMANN COMMUNITIES, INC.


                            By: /s/ John B. Scheumann
                               ----------------------------------------
                               John B. Scheumann, Chairman of the Board and
                               Chief Executive Officer



    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

     SIGNATURE            TITLE                               DATE

/s/ John B. Scheumann     John B. Scheumann              September  16, 1997
-----------------------   Chairman of the Board and
                          Chief Executive Officer;
                          Principal Executive


/s/ Richard H. Crosser    Richard H. Crosser             September  16, 1997
-----------------------   President and Chief
                          Operating Officer; Director


/s/ Jennifer A. Holihen   Jennifer A. Holihen            September  16, 1997
-----------------------   Chief Financial Officer;
                          Secretary; Treasurer and
                          Principal Financial Officer,
                          Director


/s/
-----------------------   Director                       September ____, 1997


/s/
-----------------------   Director                       September ____, 1997

                             CROSSMANN COMMUNITIES, INC.
                                REGISTRATION STATEMENT
                                          ON
                                       FORM S-3

                                  INDEX TO EXHIBITS


NUMBER ASSIGNED IN
  REGULATION S-K        EXHIBIT     DESCRIPTION OF
    ITEM 601            NUMBER      EXHIBIT
------------------      -------     --------------

    (1)                             No Exhibit.
    (2)                             No Exhibit.
    (4)                   4.1       Specimen Share Certificate for Common
                                     Shares (Incorporated by reference to
                                     Exhibit 2.9 to Form S-1, Registration
                                     No. 33-68396.)
    (5)                   5.1       Opinion of Ice Miller Donadio & Ryan.
    (8)                             No Exhibit.
    (12)                 12.1       No Exhibit.
    (15)                            No Exhibit.
    (23)                 23.1       Consent of Ice Miller Donadio & Ryan
                                     (included in Exhibit 5.1)
                         23.2       Consent of Deloitte & Touche LLP,
                                     independent public accountants
                         23.3       Consent of Ernst & Young LLP, independent
                                     public accountants
    (24)                            No Exhibit.
    (25)                            No Exhibit.
    (26)                            No Exhibit.
    (27)                            No Exhibit.
    (99)                            No Exhibit.